CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements on Form S-3 of our report dated March 26, 2010 (which expresses an unqualified opinion with respect to the financial statements and includes an explanatory paragraph relating to the Company’s change in its method of accounting and reporting for other-than-temporary impairments in 2009 and to the Company’s change in its method of accounting and reporting for the fair value measurement of certain assets and liabilities in 2008) relating to the consolidated financial statements and financial statement schedules of Sun Life Assurance Company of Canada (U.S.) appearing in the Annual Report on Form 10-K of Sun Life Assurance Company of Canada (U.S.) for the year ended December 31, 2009.

                                        Form S-3 Registration Nos.
    333-133684
    333-155716
    333-155797
    333-156303
    333-156304
    333-155791
    333-155793
    333-156308
    333-155726
    333-155792

/s/ Deloitte & Touche LLP
Boston, Massachusetts
March 26, 2010